Exhibit 99.1

AeroVironment Announces Fiscal 2022 Fourth Quarter and Fiscal Year Results

ARLINGTON, VA, June 28, 2022 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, today reported financial results for the fourth quarter and fiscal year ended April 30, 2022.

Fourth Quarter and Fiscal Year Highlights

●	Fourth quarter revenue of $132.6 million and record fiscal year 2022 revenues of $445.7 million, primarily due to higher service revenue and recent acquisitions, which more than offset sales declines in some product segments

●	Fourth quarter gross margin of $48.6 million and $141.2 million for fiscal 2022

●	Fourth quarter net income attributable to AeroVironment of $7.3 million, or $0.29 per diluted share

●	Net loss attributable to AeroVironment for fiscal year 2022 of $4.2 million, or $(0.17) per diluted share

“Despite ongoing macroeconomic challenges, our team executed well in the fourth quarter enabling the Company to meet our guidance for fiscal 2022,” said Wahid Nawabi, AeroVironment president and chief executive officer. “While backlog fell slightly, reflecting ongoing contracting delays and task order timing, developments both at home and abroad give us confidence that fiscal 2023 will be a solid organic growth year for the business.

“During the quarter, the Company continued to face supply chain constraints and a tight labor market, but several factors point to strengthening demand and an overall improving outlook. First, the federal government passed its fiscal 2022 omnibus appropriations bill in March, and contract decision-making has begun to accelerate, which, we believe, will continue through the end of September. At the same time, the war in Ukraine has brought increased awareness of our portfolio of innovative solutions, including the highly relevant Switchblade tactical missile system, and we anticipate benefiting from higher order volume going forward.

“We are proud of our accomplishments in this difficult year and of the assistance we have provided to Ukraine and our allies. We still face continuing macroeconomic challenges in operating the business, but opportunities abound for our broad portfolio of unmanned robotic solutions. Our products and services enjoy strong bipartisan support in Congress, and we anticipate orders accelerating heading into calendar 2023. An improving mix of hardware sales should also lead to overall improved bottom line results. Overall, the future looks bright, and I would like to thank our employees, customers and shareholders for their dedication and continued support.”

FISCAL 2022 FOURTH QUARTER RESULTS

Revenue for the fourth quarter of fiscal 2022 was $132.6 million, a decrease of 2% from the fourth quarter of fiscal 2021 revenue of $136.0 million. The decrease in revenue reflects a decrease in product sales of $22.7 million, partially offset by higher service revenue of $19.3 million. The decrease in revenue was primarily due to a decrease in revenue in the Tactical Missile Systems (“TMS”) segment of $19.0 million and the Small Unmanned Aircraft Systems (“Small UAS”) segment of $11.7 million. These decreases were partially offset by an increase in revenue from the Unmanned Ground Vehicles product line of $8.5 million and the Medium

Unmanned Aircraft Systems (“MUAS”) segment of $7.2 million, as a result of our acquisitions of Arcturus UAV (“Arcturus”) and Telerob GmbH (“Telerob”) in February and May 2021, respectively, and an increase in the High Altitude Pseudo-Satellite (“HAPS”) segment of $6.0 million and an increase in customer-funded research and development revenue of $5.5 million.

Gross margin for the fourth quarter of fiscal 2022 was $48.6 million, a decrease of 18% from the fourth quarter of fiscal 2021 gross margin of $59.7 million. The decrease in gross margin reflects lower product margin of $14.8 million, partially offset by higher service margin of $3.8 million. As a percentage of revenue, gross margin decreased to 37% from 44%. Gross margin was negatively impacted by $3.9 million of intangible amortization expense and other related non-cash purchase accounting expenses in the fourth quarter of fiscal 2022 as compared to $2.6 million in the fourth quarter of fiscal 2021. With the acquisitions of Arcturus and the Intelligent Systems Group of Progeny Systems Corp. (“ISG”), we experienced a higher proportion of service revenue, which generally has lower gross margins than product sales.

Income from operations for the fourth quarter of fiscal 2022 was $13.0 million, a decrease of $4.8 million from the fourth quarter of fiscal 2021 income from operations of $17.8 million. The decrease in income from operations was primarily the result of a decrease in gross margin of $11.0 million, partially offset by a decrease in research and development (“R&D”) expense of $3.4 million and a decrease in selling, general and administrative (“SG&A”) expense of $2.9 million. SG&A expense included acquisition-related expenses and intangible amortization expense of $4.3 million in the fourth quarter of fiscal 2022 as compared to $6.7 million in the fourth quarter of fiscal 2021. SG&A expense in the fourth quarter of fiscal 2022 also included additional headcount and support costs associated with the acquisition of Telerob.

Other income, net, for the fourth quarter of fiscal 2022 was $5.3 million, as compared to other expense, net of $9.4 million for the fourth quarter of fiscal 2021. The increase in other income, net was primarily due to a legal accrual related to our former EES business recorded in the fourth quarter of fiscal 2021, as compared to a $6.5 million gain related to the sale of the Company’s interest in the HAPSMobile joint venture in the fourth quarter of fiscal 2022.

Provision for income taxes for the fourth quarter of fiscal 2022 was $15.5 million, as compared to a benefit from income taxes of $2.2 million for the fourth quarter of fiscal 2021. The increase in provision for income taxes was primarily due to the increase in income before income taxes.

Equity method investment income, net of tax, for the fourth quarter of fiscal 2022 was $4.4 million, as compared to equity method investment income, net of tax of $0.4 million for the fourth quarter of fiscal 2021.

Net income attributable to AeroVironment for the fourth quarter of fiscal 2022 was $7.3 million, or $0.29 per diluted share, as compared to $10.9 million, or $0.44 per diluted share, for the fourth quarter of fiscal 2021.

Non-GAAP earnings per diluted share was $0.30 for the fourth quarter of fiscal 2022, as compared to $1.04 for the fourth quarter of fiscal 2021.

BACKLOG

As of April 30, 2022, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $210.8 million, as compared to $211.8 million as of April 30, 2021.

FISCAL 2023 — OUTLOOK FOR THE FULL YEAR

For the fiscal year 2023, the Company expects revenue of between $490 million and $520 million, net income of between $11 million and $18 million, Non-GAAP adjusted EBITDA of between $82 million and $92 million, earnings per diluted share of between $0.42 and $0.72 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, of between $1.35 and $1.65.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, and including certain assumptions with respect to our ability to efficiently and on a timely basis integrate our acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, June 28, 2022, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

Investors may dial into the call by using the following telephone numbers, (877) 561-2749 (U.S.) or (678) 809-1029 (international) and providing the conference ID 1238926 five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the fourth quarter and full fiscal year 2022 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our recent acquisitions of Arcturus UAV, Telerob and ISG and our ability to successfully integrate them into our operations; the risk that disruptions will occur from the transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

reliance on sales to the U.S. government and related to our development of HAPS UAS; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and potential governmentally-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended		Year Ended
	April 30,	April 30,	April 30,	April 30,
	2022	2021	2022	2021
Revenue:
Product sales	$73,970	$96,655	$240,683	$278,888
Contract services	58,652	39,360	205,049	116,024
	132,622	136,015	445,732	394,912
Cost of sales:
Product sales	39,775	47,675	140,596	149,714
Contract services	44,225	28,685	163,900	80,640
	84,000	76,360	304,496	230,354
Gross margin:
Product sales	34,195	48,980	100,087	129,174
Contract services	14,427	10,675	41,149	35,384
	48,622	59,655	141,236	164,558
Selling, general and administrative	21,938	24,841	96,434	67,481
Research and development	13,671	17,054	54,689	53,764
Income (loss) from continuing operations	13,013	17,760	(9,887)	43,313
Other (loss) income:
Interest expense, net	(1,276)	(1,035)	(5,440)	(618)
Other income (expense), net	47	(8,398)	(10,313)	(8,330)
Sale of ownership in HAPSMobile Inc. joint venture	6,497	—	6,497	-
Income (loss) continuing operations before income taxes	18,281	8,327	(19,143)	34,365
Provision for (benefit from) income taxes	15,495	(2,235)	(10,369)	539
Equity method investment income (loss), net of tax	4,426	410	4,589	(10,481)
Net income (loss)	7,212	10,972	(4,185)	23,345
Net income attributable to noncontrolling interest	46	(26)	(3)	(14)
Net income (loss) attributable to AeroVironment, Inc.	$7,258	$10,946	$(4,188)	$23,331
Net income (loss) per share attributable to AeroVironment, Inc.
Basic	$0.29	$0.45	$(0.17)	$0.97
Diluted	$0.29	$0.44	$(0.17)	$0.96
Weighted-average shares outstanding:
Basic	24,768,901	24,434,344	24,685,534	24,049,851
Diluted	24,936,176	24,779,877	24,685,534	24,362,656

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	April 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$77,231	$148,741
Short-term investments	24,716	31,971
Accounts receivable, net of allowance for doubtful accounts of $592 at April 30, 2022 and $595 at April 30, 2021	60,170	62,647
Unbilled receivables and retentions	104,194	71,632
Inventories	90,629	71,646
Income taxes receivable	442	—
Prepaid expenses and other current assets	11,527	15,001
Total current assets	368,909	401,638
Long-term investments	15,433	12,156
Property and equipment, net	62,296	58,896
Operating lease right-of-use assets	26,769	22,902
Deferred income taxes	7,290	2,061
Intangibles, net	97,224	106,268
Goodwill	334,347	314,205
Other assets	1,932	10,440
Total assets	$914,200	$928,566
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,244	$24,841
Wages and related accruals	25,398	28,068
Customer advances	8,968	7,183
Current portion of long-term debt	10,000	10,000
Current operating lease liabilities	6,819	6,154
Income taxes payable	759	861
Other current liabilities	30,203	19,078
Total current liabilities	101,391	96,185
Long-term debt, net of current portion	177,840	187,512
Non-current operating lease liabilities	21,915	19,103
Other non-current liabilities	768	10,141
Liability for uncertain tax positions	1,450	3,518
Deferred income taxes	2,626	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at April 30, 2022 and April 30, 2021	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—24,951,287 shares at April 30, 2022 and 24,777,295 shares at April 30, 2021	2	2
Additional paid-in capital	267,248	260,327
Accumulated other comprehensive (loss) income	(6,514)	343
Retained earnings	347,233	351,421
Total AeroVironment, Inc. stockholders’ equity	607,969	612,093
Noncontrolling interest	241	14
Total equity	608,210	612,107
Total liabilities and stockholders’ equity	$914,200	$928,566

AeroVironment, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Year Ended April 30,
	2022	2021	2020

Operating activities
Net (loss) income	$(4,185)	$23,345	$41,070
Loss on sale of business, net of tax	—	—	265
Net (loss) income from continuing operations	(4,185)	23,345	41,335
Adjustments to reconcile net (loss) income from continuing operations to cash (used in) provided by operating activities:
Depreciation and amortization	60,825	19,262	9,888
(Income) loss from equity method investments, net	(5,889)	10,481	5,487
Amortization of debt issuance costs	789	145	—
Realized gain from sale of available-for-sale investments	—	(11)	(180)
Provision for doubtful accounts	(6)	(114)	388
Other non-cash expense (income)	649	(449)	(703)
Non-cash lease expense	6,814	5,150	4,574
Loss on foreign currency transactions	233	1	1
Deferred income taxes	(7,282)	(1,694)	3,419
Stock-based compensation	5,390	6,932	6,227
Loss (gain) on disposal of property and equipment	8,277	123	(71)
Amortization of debt securities	242	309	(1,423)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,084	17,177	(42,869)
Unbilled receivables and retentions	(31,883)	8,381	(22,790)
Inventories	(27,160)	(5,179)	8,855
Income taxes receivable	(442)	—	821
Prepaid expenses and other assets	(4,534)	(6,104)	831
Accounts payable	(7,044)	2,565	3,127
Other liabilities	(7,496)	6,212	8,180
Net cash (used in) provided by operating activities	(9,618)	86,532	25,097
Investing activities
Acquisition of property and equipment	(22,289)	(11,263)	(11,220)
Equity method investments	(6,884)	(2,675)	(14,498)
Business acquisitions, net of cash acquired	(46,150)	(385,614)	(18,641)
Proceeds from sale of ownership in equity method investment	6,497	—	—
Proceeds from loan repayment	4,345	—	—
Proceeds from sale of property and equipment	—	—	81
Redemptions of held-to-maturity investments	—	—	185,917
Purchases of held-to-maturity investments	—	—	(176,757)
Redemptions of available-for-sale investments	35,851	146,425	200,892
Purchases of available-for-sale investments	(23,882)	(125,644)	(106,607)
Other	224	—	—
Net cash (used in) provided by investing activities	(52,288)	(378,771)	59,167
Financing activities
Principal payments of term loan	(10,000)	—	—
Payment of contingent consideration	—	—	(868)
Tax withholding payment related to net settlement of equity awards	(1,245)	(1,992)	(1,062)
Holdback and retention payments for business acquisition	(7,814)	(1,492)	—
Exercise of stock options	2,776	1,522	100
Payment of debt issuance costs	(293)	(3,878)	—
Proceeds from long-term debt	—	200,000	—
Other	(31)	—	—
Net cash (used in) provided by financing activities	(16,607)	194,160	(1,830)
Effects of currency translation on cash and cash equivalents	(1,319)	—	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(79,832)	(98,079)	82,434
Cash, cash equivalents and restricted cash at beginning of period	157,063	255,142	172,708
Cash, cash equivalents and restricted cash at end of period	$77,231	$157,063	$255,142
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$1,879	$2,405	$532
Interest	$5,025	$—	$—
Non-cash activities
Unrealized (loss) gain on investments, net of deferred tax expense of $8, $1 and $14 for the fiscal years ended 2021, 2020 and 2019, respectively	$(43)	$(60)	$50
Issuance of common stock for business acquisition	$—	$72,384	$—
Change in foreign currency translation adjustments	$(6,814)	$75	$276
Issuances of inventory to property and equipment, ISR in-service assets	$17,481	$769	$—
Acquisitions of property and equipment included in accounts payable	$1,117	$756	$1,425

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended April 30, 2022
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$59,198	$20,217	$23,083	$13,087	$17,037	$132,622
Gross margin	30,429	7,065	416	5,242	5,470	48,622

Income (loss) from continuing operations	17,251	(1,414)	(5,710)	3,306	(420)	13,013
Acquisition-related expenses	-	-	221	-	148	369
Amortization of acquired intangible assets and other purchase accounting adjustments	707	-	4,986	-	2,211	7,904
Adjusted income (loss) from operations	$17,958	$(1,414)	$(503)	$3,306	$1,939	$21,286

	Three Months Ended April 30, 2021
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$70,851	$39,175	$15,837	$7,108	$3,044	$136,015
Gross margin	39,867	13,924	2,965	3,461	(562)	59,655

Income (loss) from continuing operations	20,908	4,323	(1,869)	(711)	(4,891)	17,760
Acquisition-related expenses	1,289	708	1,094	253	434	3,778
Amortization of acquired intangible assets and other purchase accounting adjustments	661	-	4,356	-	453	5,470
Adjusted income (loss) from operations	$22,858	$5,031	$3,581	$(458)	$(4,004)	$27,008

	Year Ended April 30, 2022
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$178,201	$76,415	$93,156	$43,325	$54,635	$445,732
Gross margin	83,759	24,486	6,155	15,533	11,303	141,236

Income (loss) from continuing operations	28,980	(3,120)	(27,715)	8,056	(16,088)	(9,887)
Acquisition-related expenses	502	297	1,994	123	1,938	4,854
Amortization of acquired intangible assets and other purchase accounting adjustments	2,828	-	22,170	-	11,709	36,707
Adjusted income (loss) from operations	$32,310	$(2,823)	$(3,551)	$8,179	$(2,441)	$31,674

	Year Ended April 30, 2021
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$235,854	$87,268	$15,837	$42,426	$13,527	$394,912
Gross margin	119,062	26,675	2,965	13,038	2,818	164,558

Income (loss) from continuing operations	58,194	(3,131)	(1,869)	268	(10,149)	43,313
Acquisition-related expenses	3,026	1,661	1,682	593	1,019	7,981
Amortization of acquired intangible assets and other purchase accounting adjustments	2,649	-	4,356	-	453	7,458
Adjusted income (loss) from operations	$63,869	$(1,470)	$4,169	$861	$(8,677)	$58,752

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	April 30, 2022	April 30, 2021	April 30, 2022	April 30, 2021

Earnings (loss) per diluted share	$0.29	$0.44	$(0.17)	$0.96
Acquisition-related expenses	0.02	0.12	0.18	0.26
Amortization of acquired intangible assets and other purchase accounting adjustments	0.25	0.18	1.17	0.24
Sale of ownership in HAPSMobile Inc. joint venture	(0.26)	—	(0.25)	—
HAPSMobile Inc. JV impairment of investment in Loon LLC	—	—	—	0.34
Legal accrual related to our former EES business	—	0.30	0.32	0.30
Earnings per diluted share as adjusted (Non-GAAP)	$0.30	1.04	$1.25	$2.10

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Year Ended	Year Ended
(in millions)	April 30, 2022	April 30, 2021
Net (loss) income	$(4)	$23
Interest expense, net	5	1
(Benefit from) provision for income taxes	(10)	1
Depreciation and amortization	61	19
EBITDA (Non-GAAP)	52	44
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	1	—
Stock-based compensation	5	7
HAPSMobile Inc. joint venture impairment of investment in Loon LLC	—	10
Sale of ownership in HAPSMobile Inc. joint venture	(6)	—
Equity method investment gain	(5)	—
Legal accrual related to our former EES business	10	9
Acquisition-related expenses	5	8
Adjusted EBITDA (Non-GAAP)	$62	$78

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2023
Forecast earnings per diluted share	$0.42 - 0.72
Acquisition-related expenses	0.01
Amortization of acquired intangible assets and other purchase accounting adjustments	0.92
Forecast earnings per diluted share as adjusted (Non-GAAP)	$1.35 - 1.65

Reconciliation of 2023 Forecast and Fiscal Year 2022 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2023	April 30, 2022
Net income (loss)	$11 - 18	$(4)
Interest expense, net	8	5
Benefit from income taxes	(5) - (2)	(10)
Depreciation and amortization	60	61
EBITDA (Non-GAAP)	74 - 84	52
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	1
Stock-based compensation	7	5
Sale of ownership in HAPSMobile Inc. joint venture	—	(6)
Equity method investment gain	—	(5)
Legal accrual related to our former EES business	—	10
Acquisition-related expenses	1	5
Adjusted EBITDA (Non-GAAP)	$82 - 92	$62

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other items, including stock-based compensation, acquisition related expenses, equity method investment gains or losses, and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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Jonah Teeter-Balin

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